STOCK OPTION AGREEMENT

THIS AGREEMENT made effective the _____ day of ____________, 19___.


BETWEEN:

           , an individual of the City
of Calgary, in the Province of Alberta

(herein referred to as the "Optionee")

-and-

POSITION INC., a body corporate,
incorporated under the laws of the Province of Alberta having an office in the City of Calgary, in the Province of Alberta

(herein referred to as the "Corporation")

WHEREAS

1. the Corporation is incorporated under the laws of the Province of Alberta, having an authorized capital consisting of an unlimited number of Common Shares and Preferred Shares without nominal or par value; and

2. the board of directors have agreed to grant unto the Optionee an option to purchase an aggregate of • Shares in consideration of the Optionee's ongoing services and contributions to the Corporation or any of its subsidiaries or affiliates; and

3. the granting of such option to the Optionee was authorized by the board of directors of the Corporation effective •.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants hereinafter set forth, and for other valuable consideration, the parties hereto have agreed as follows:

ARTICLE 1
DEFINITIONS

1.1 In this Agreement the following terms shall have the following meanings:

(a) "Agreement", "herein", "hereto" and similar expressions means this Agreement, and includes any Agreement amending this Agreement or any Agreement or instrument which is supplemental or ancillary hereof;

(b)     "Board" means the board of director of the Corporation;

(c)     "Expiration Date" means •;

(d) "Option Date" in respect of the Share Option means the date of this Agreement;

(e) "Option Shares" means the Shares the Optionee is entitled to purchase under a Share Option;

(f) "Share" means a Common Share of the Corporation as constituted at the date hereof;

(g) "Share Option" means an option to purchase treasury shares granted to the Optionee pursuant to this Agreement, and includes any portion of that option; and

(h) "Treasury Share" means a theretofore unissued Share which is purchased directly from the Corporation by or for the account of the Optionee.

1.2 In this Agreement, the masculine gender shall include the feminine gender and the singular shall include the plural and vice versa wherever the context requires.

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ARTICLE 2
SHARE OPTION

2.1 The Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase at any time or from time to time on or before the Expiration Date, • Shares of the Corporation at a price of $• per Share.

2.2 At 4:30 p.m., Calgary time, on the Expiration Date, the Share Option shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Option Shares in respect of which the Share Option hereby granted has not been exercised.

2.3 The Optionee agrees and acknowledges that the Corporation reserves the right to redeem and cancel such number of Share Options granted hereby as it determines necessary to meet the limits set out in the Stock Option Plan respecting the total number of Share Options which may be outstanding from time to time.

ARTICLE 3
CURRENCY DURING TERM OF EMPLOYMENT

3.1     (a)     If subsequent to the Option Date and prior to the
Expiration Date, the Optionee's position as a director, an officer or an employee of the Corporation is terminated by reason of the death of the Optionee, the Share Option may be exercises during the period expiring the earlier of the Expiration Date or one year after such date of death. In the event of the Optionee's death, the rights of the Optionee under the Share Option may be exercised by the person or persons to whom the Optionee's rights under the Share Option shall pass by will or applicable law, if no such person has such right, by the Optionee's executors or administrators, subject to the time limitations as aforesaid.

(b)     If subsequent to the Option Date and prior to the Expiration
Date, the Optionee's position as a director, an officer or an employee or the Corporation is terminated for any reason other than the death of the Optionee, the Share Option may be exercised during the period expiring the earlier of the Expiration Date or ninety (90) days following the date of termination.

ARTICLE 4
MATERIAL CHANGE

4.1 In the event that, prior to the Expiration Date or exercise in full of the Share Option, the outstanding share capital of the Corporation shall be subdivided or consolidated into a greater or lesser number of Shares, or, in the event of the payment of a stock dividend by the Corporation, or in the event that all of the shareholders of the Corporation are granted the right to purchase additional Shares of the Corporation, the number and price of Option Shares remaining subject to the Share Option shall be increased or reduced accordingly, as the case may be.

4.2 If, prior to the Expiration Date or exercise in full of the Share Option granted hereby, the Corporation shall, at any time arrange with or merge into another corporation, the Optionee will thereafter receive, upon the exercise of the Share Option, the securities or properties to which a holder of the number of Shares then deliverable upon the exercise of the Share Option would have been entitled upon such arrangement or merger, and the Corporation will take steps in connection with such arrangement or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, in relation to any securities or property thereafter deliverable upon the exercise of the Option granted hereby. A sale of all or substantially all of the assets of the Corporation for consideration, (apart from the assumption of obligations), consisting primarily of securities shall be deemed to be an arrangement or merger for the foregoing purposes.

ARTICLE 5
RESERVATION OF TREASURY SHARES

5.1 The Corporation shall at all times during the term of this Agreement, reserve and keep available a sufficient number of Treasury Shares to satisfy the requirements hereof.

ARTICLE 6
RESTRICTION ON ASSIGNMENT

6.1 The Share Option granted hereby is, insofar as the Optionee is concerned, personal and non-assignable and neither this Assignment nor any rights in regard thereto shall be transferable or assignable except upon the death of the Optionee pursuant to Clause 3.1 hereof.

ARTICLE 7
EXERCISE OF THE SHARE OPTION

7.1 The Share Option may be exercises by the Optionee in accordance with the provisions hereof in whole or in part, from time to time, by delivery of written notice of such exercise and by tendering the payment therefore in cash or by certified cheque to the Corporation at its principal office or registered office in the City of Calgary, in the Province of Alberta. Such notice shall state the number of the Option Shares with respect to which the Share Option is then being exercises. The Share Option shall be deemed for all purposes to have been exercised to the extent stated in such notice upon delivery of the notice and a tender of payment in full, notwithstanding any delay in the issuance and delivery of the certificates for the Shares so purchased.

ARTICLE 8
RIGHTS OF THE OPTIONEE PRIOR TO EXERCISE DATE

8.1 The Share Option herein granted shall not entitle the Optionee to any rights whatsoever as a shareholder of the Corporation with respect to any Shares subject to the Share Option until it has been exercised in accordance with Clause 7.1 and Option Shares have been issued as fully paid and non-assessable.

ARTICLE 9
FURTHER ASSURANCES

9.1 The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.

ARTICLE 10
INTERPRETATION

10.1 It is understood and agreed by the parties hereto that questions may arise as to the interpretation, construction or enforcement of this Agreement and the parties are desirous of having the Board of the Corporation determine any such questions of interpretation, construction or enforcement. It is therefore understood and agreed by and between the parties hereto that any question arising under the terms of this Agreement as to interpretation, construction or enforcement shall be referred to the Board of the Corporation and their majority decision shall be final and binding on both of the parties hereto.

ARTICLE 11
ENTIRE AGREEMENT

11.1 This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereto and represents the entire agreement between the parties relating to the subject matter hereof.

ARTICLE 12
ENUREMENT
12.1 Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.2 This Agreement shall continue to constitute a binding obligation of the Corporation notwithstanding any change of control of its voting securities during the term hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


SIGNED                         )
in the presence of:            )
                               )
__________________________     )     ____________________________
                               )

POSITION INC.


Per:___________________________